Exhibit 10.12

EXECUTION VERSION

LOAN SALE AGREEMENT

among

PALMER SQUARE CAPITAL BDC INC.,

as the Seller,

and

PALMER SQUARE BDC FUNDING II LLC,
as the Purchaser

Dated as of December 18, 2020

i

Table of Contents

(continued)

ii

SCHEDULES AND EXHIBITS

Schedule 1	-	Loans

Schedule 2	-	Notice Information

Exhibit A	-	Form of Loan Assignment

iii

THIS LOAN SALE AGREEMENT, dated as December 18, 2020 (as amended, modified, restated, or supplemented from time to time, this “Agreement”), is made by and between Palmer Square Capital BDC Inc., a Maryland corporation (together with its successors and assigns in such capacity, the “Seller”), and Palmer Square BDC Funding II LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Purchaser”).

PREAMBLE

WHEREAS, the Purchaser desires to acquire from time to time certain Loans, together with certain related property, as more fully described in the Loan and Security Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), by and among the Purchaser, as the Borrower, the Seller, Palmer Square Capital BDC Inc., as the Collateral Manager, each of the Lenders from time to time party thereto, Wells Fargo Bank, National Association, as the Administrative Agent, and U.S. Bank National Association, as the Collateral Agent and as the Custodian;

WHEREAS, it is a condition to the Purchaser’s acquisition of the Loans from the Seller that the Seller make certain representations, warranties and covenants regarding all Loans and related property sold and transferred pursuant to this Agreement for the benefit of the Purchaser; and

WHEREAS, the Purchaser may from time to time acquire certain Loans from the Seller pursuant to the terms and conditions set forth herein and in the Loan Agreement.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Definitions

Section 1.1 Definitions.

Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Loan Agreement. In addition, as used herein, the following defined terms, unless the context otherwise requires, shall have the following meanings:

“Conveyed Assets”: Collectively, the Loan Assets.

“Defaulted Loans”: Any Loan subject to an event described in clause (b), (c), (d) or (f) of the definition of Assigned Value Adjustment Event in the Loan Agreement.

“Indemnified Party”: The meaning specified in Section 6.1.

“Ineligible Loan”: The meaning specified in Section 7.1.

“Loan”: Any commercial loan or note set forth on Schedule 1 to this Agreement as updated from time to time pursuant to Section 2.1(a).

“Loan Assets”: Any assets acquired by the Purchaser from the Seller pursuant to Section 2.1(a), which assets shall, unless the Administrative Agent is otherwise notified at the time of the sale, include the Seller’s right, title and interest in the following:

(i) the Loans listed in the related Loan List, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Transfer Date and all insurance proceeds, liquidation proceeds and other proceeds and recoveries thereon, in each case as they arise after the applicable Transfer Date;

(ii) all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv) all collections and records (including computer records) with respect to the foregoing;

(v) all Underlying Instruments relating to the applicable Loan Files; and

(vi) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Loan Assignment”: A Loan Assignment executed by the Seller and the Purchaser, substantially in the form of Exhibit A attached hereto.

“Loan Checklist”: An electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Seller to the Custodian, for each Loan, of all Required Loan Documents to be included within the respective Loan File, which shall specify whether such document is an original or a copy.

“Loan File”: With respect to each Loan, a file containing (a) each of the documents and items as set forth on the Loan Checklist with respect to such Loan and (b) duly executed originals or if the original is not available to the Seller, a copy of any other relevant records relating to such Loans and the Underlying Assets pertaining thereto.

“Loan List”: Schedule I to each Loan Assignment delivered pursuant hereto and Schedule 1 to this Agreement as updated from time to time pursuant to Section 2.1(a).

“Net Purchased Loan Balance”: As of any date of determination, an amount equal to the sum of (i) the aggregate Outstanding Balance of all Loans sold and/or contributed to the Purchaser by the Seller hereunder prior to such date plus (ii) the aggregate Outstanding Balance of all Loans acquired by the Purchaser other than from the Seller prior to such date, in each case calculated as of the date of the Purchaser’s acquisition thereof.

“Noteless Loan”: A Loan with respect to which the Underlying Instruments either (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) require execution and delivery of such a promissory note only upon the request of any holder of the indebtedness created under such Loan, and as to which the Seller has not requested a promissory note from the related Obligor.

“Purchaser”: The meaning set forth in the preamble.

“Related Property”: With respect to any Loan, means the interest of the Obligor in any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan.

“Repurchase Price”: As of any date of determination with respect thereto, with respect to any Loan repurchased pursuant to Section 7.1, the Transfer Deposit Amount with respect thereto.

“Seller”: The meaning set forth in the preamble.

“Seller Retained Interest”: Accrued and unpaid interest (other than Accreted Interest) and fees with respect to any Loan with respect to that period of time prior to the Transfer Date, with respect to the related Loan.

“Transfer Date”: The date of transfer of any Loan Assets hereunder.

“Transfer Deposit Amount”: On any date of determination with respect to any Loan, an amount equal to the purchase price (expressed as percentage of par) multiplied by the outstanding principal balance of such Loan on its initial Transfer Date less any principal received by the Purchaser after such initial Transfer Date with respect thereto, plus the portion of fees amortized since the initial Transfer Date as calculated per the Seller’s accounting policies with respect to such Loan.

“Transfer Documents”: The meaning set forth in Section 2.5.

“Underlying Note”: One or more promissory notes executed by the applicable Obligor evidencing a Loan.

Section 1.2 Other Terms.

The interpretive provisions contained in Section 1.2, Section 1.3 and Section 1.4 of the Loan Agreement are hereby incorporated by reference herein.

ARTICLE II
TRANSFER OF THE CONVEYED ASSETS

Section 2.1 Transfer of the Conveyed Assets.

(a) Each of the Seller and the Purchaser agrees and acknowledges that the Purchaser may, from time to time, as permitted hereunder and under the Loan Agreement, acquire from the Seller Loan Assets for a purchase price equal to the fair market value thereof as agreed between the Purchaser and the Seller. Loan Assets will be acquired, in each case, pursuant to (i) this Agreement upon the delivery from time to time by the Seller to the Purchaser of a Loan Assignment identifying the Loan Assets to be transferred by the Seller to the Purchaser on such Transfer Date and (ii) one or more assignment agreements in the form specified in the applicable Underlying Instruments having an effective date as specified in such assignment agreement without further amendment hereof. From and after the Transfer Date, the Loan Assets listed on Schedule I to the related Loan Assignment shall be deemed added to Schedule 1 hereto. The purchase price for each Loan Asset shall be paid by the Purchaser in a combination of (i) immediately available funds and (ii) if the Purchaser does not have sufficient funds to pay the full amount of the purchase price, by means of a capital contribution by the Seller to the Purchaser; provided that the Seller may elect to designate all or any portion of the Loan Asset being transferred by it to the Purchaser as a capital contribution to the Purchaser. Notwithstanding any other provision of this Agreement, only the rights and obligations of the Seller as a lender under such Loan are sold and transferred thereby. The sale and transfer of any Conveyed Assets hereunder does not constitute and is not intended to result in a creation or assumption by the Purchaser or any assignee of the Purchaser (including the Collateral Agent for the benefit of the Secured Parties), of any obligation of the Seller as administrative agent, collateral agent or paying agent under any Loan. The exchange of the Conveyed Assets for the payment of the purchase price is intended by the Seller and the Borrower to be a contemporaneous exchange. Neither the Seller nor the Purchaser has the right to unilaterally alter, subsequent to the transfer, the consideration given to the Seller for any Conveyed Asset.

(b) Except as specifically provided in this Agreement, the sale of any Conveyed Assets under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors. Each of the Seller and the Purchaser agrees that (i) the representations and warranties of the Seller in Sections 3.1 and 3.2 hereof and of the Purchaser in Section 3.3 hereof, and the covenants of the Seller herein, including without limitation Section 5.1, will run to and be for the benefit of the Purchaser and the Collateral Agent (on behalf of the Secured Parties) and (ii) either the Purchaser or, after an Event of Default, the Collateral Agent (on behalf of the Secured Parties) may (but shall not be obligated to) enforce the repurchase obligations of the Seller with respect to breaches of such representations, warranties and covenants as set forth herein. The parties hereto acknowledge and agree that the Collateral Agent for the benefit of the Secured Parties is a third party beneficiary of such representations, warranties and covenants. Except as otherwise set forth in Sections 2.1(c) and (d) (and any related rights under the UCC), Section 6.1 and the repurchase obligations set forth in Section 7.2, neither the Purchaser nor the Collateral Agent has any recourse to the Seller with respect to the Conveyed Assets, including no recourse to, or guaranty by the Seller of any defaults or delinquent payments under the Conveyed Assets.

(c) Each of the Seller and the Purchaser intends and agrees that (i) the sale, conveyance and transfer of the Conveyed Assets by the Seller to the Purchaser pursuant to this Agreement in each and every case is intended to be, is and shall be treated for all purposes (other than tax and consolidated accounting purposes) as, an absolute sale, conveyance and transfer of ownership of the applicable Conveyed Assets (free and clear of any Lien other than Permitted Liens) rather than the mere granting of a security interest to secure a financing, a debt or any other obligation and (ii) such Conveyed Assets shall not be part of the Seller’s estate in the event of a filing of a bankruptcy petition or other action by or against the Seller under any Insolvency Law; provided, however, that as a result of the consolidation required by GAAP, the transfers of the Conveyed Asset may be reflected as a financing by the Seller in its consolidated financial statements. It is, further, not the intention of the parties that any such sale, conveyance or transfer be deemed a pledge of any Conveyed Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that notwithstanding such intent and agreement, any such Conveyed Assets are held to continue to be the property of the Seller, then the parties hereto agree that the Seller hereby grants to the Purchaser a security interest in all of its right, title and interest in, to and under such Conveyed Assets (whether now existing or hereafter created). For such purposes, this Agreement shall constitute a security agreement under the UCC, to secure the prompt and complete payment of a loan deemed to have been made by the Purchaser to the Seller in an amount equal to the aggregate purchase price paid to the Seller together with such other obligations of the Seller as may arise hereunder in favor of the Purchaser.

(d) The Seller hereby authorizes the Purchaser to file or cause to be filed, and the Purchaser shall file or shall cause to be filed, in all jurisdictions and with all filing offices as are necessary or advisable to perfect the precautionary security interest granted to the Purchaser pursuant to Section 2.1(c), a precautionary UCC-1 financing statement and any amendments thereto and continuation statements thereto as may be necessary or advisable naming the Seller as debtor, the Purchaser as secured party and the Collateral Agent as assignee, listing all of the Conveyed Assets pledged hereunder as collateral thereunder.

(e) Notwithstanding the foregoing, no transfer shall occur under this Agreement until receipt by the Administrative Agent, Collateral Agent and initial Lender of executed legal opinion or opinions of Dechert LLP, counsel to the Purchaser and the Seller, covering (i) non-consolidation of the Purchaser with the Seller and (ii) true sale or true contribution of the Loans from the Seller to the Purchaser, in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion.

Section 2.2 Conveyance of Loan Assets.

As and when permitted by the Loan Agreement and subject to this Section 2.2 and the satisfaction of the conditions imposed under the Loan Agreement with respect to the acquisition of Loan Assets, the Seller may at its option (but shall not be obligated to), as the Seller may agree with the Purchaser, sell, convey and transfer to the Purchaser all the right, title and interest of the Seller in and to the Loan Assets identified in the related assignment agreement, in each and every case without recourse other than as expressly provided herein.

Section 2.3 Direct Assignments.

The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any Underlying Note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Loan in accordance with the terms of related Underlying Instruments may reflect that (i) the Seller (or any third party from whom the Seller or the Purchaser may purchase a Loan) or a Subsidiary of the Seller is assigning such Loan directly to the Purchaser or (ii) the Purchaser is acquiring such Loan at the closing of such Loan. Nothing in any such transfer document or assignment agreement (or, in the case of any Underlying Note, nothing in such chain of endorsement) shall be deemed to impair the sales, conveyances and transfers of the Loans by the Seller to the Purchaser in accordance with the terms of this Agreement.

Section 2.4 Delivery of Documents.

With respect to each Loan transferred hereunder as part of the Conveyed Assets, within the time period required for delivery thereof under the Loan Agreement, the Seller, on behalf of the Purchaser and the Collateral Manager, will deliver or cause to be delivered to the Custodian each of the Required Loan Documents with respect to such Loan.

Section 2.5 Assignments.

It is the intention of the Seller and the Purchaser that this Agreement, the Loan List and each Loan Assignment (collectively, the “Transfer Documents”) shall supplement each assignment agreement required to be executed under any Underlying Instrument relating to any Conveyed Asset, and that whenever possible, each provision of the Transfer Documents shall be interpreted in such manner as to be effective and valid under each applicable Underlying Instrument and without replacing or superseding such assignment agreement. However, to the extent that there is a conflict or inconsistency between any provision of any Transfer Document, on the one hand, and any provision of any assignment agreement, on the other hand, such assignment agreement shall control and prevail to the extent any such conflict or inconsistency would invalidate the sale, transfer and assignment contemplated thereby, without invalidating the remainder of such provision of such Transfer Document or the remaining provisions of the Transfer Documents, and to the extent any provision of any Transfer Document would conflict with any Underlying Instrument applicable to any Conveyed Asset in a manner that would invalidate the sale, transfer and assignment contemplated hereby, such Underlying Instrument shall be controlling as to such provision without invalidating the remainder of such provision or the remaining provisions of the Transfer Documents.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Seller makes, and upon each Transfer Date is deemed to make, the representations and warranties (including with respect to any Loan sourced or originated by the Seller which for administrative convenience is assigned directly to the Purchaser or the Purchaser acquires directly at the closing of the Loan in accordance with Section 2.3) set forth in Section 3.1 and, with respect to the Loan Assets transferred on such Transfer Date, Section 3.2, on which the Purchaser will rely in acquiring any Loan Assets on any applicable Transfer Date, and on which, in each case, each of the parties hereto acknowledges and agrees that the Collateral Agent, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Purchaser entering into the Transaction Documents to which it is a party. Each of the parties hereto acknowledges and agrees that such representations and warranties are being made by the Seller for the benefit of the Purchaser and the Collateral Agent, for the benefit of the Secured Parties.

The representations and warranties set forth in this Article III are given as of the applicable Transfer Date, but shall survive the sale, transfer and assignment of the Conveyed Assets to the Purchaser hereunder.

Section 3.1 Representations and Warranties of the Seller.

By its execution of this Agreement, the Seller represents and warrants to the Purchaser as of the date hereof and as of each Transfer Date that:

(a) Organization and Good Standing. The Seller has been duly organized, and is validly existing as a corporation in good standing, under the laws of the State of Maryland, with all requisite corporate power and authority to own or lease its properties and conduct its business as such business is presently conducted. The Seller had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Conveyed Assets.

(b) Due Qualification. The Seller is (i) duly qualified to do business and is in good standing as a corporation in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified, licensed or approved would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary corporate power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary corporate action, the execution, delivery and performance of each Transaction Document to which it is a party and solely with respect to the pledge and assignment of an ownership and security interest in the Conveyed Assets being sold on such Transfer Date, on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Seller is a party have been duly executed and delivered by the Seller.

(d) Binding Obligation. Each Transaction Document to which the Seller is a party constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Governing Documents of the Seller or any Contractual Obligation of the Seller, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(f) Agreements. The Seller is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. The Seller is not in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such defaults could reasonably be expected to result in a Material Adverse Effect.

(g) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Seller is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(h) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Seller of each Transaction Document to which it is a party have been obtained or made; except for all UCC financing statements to be made or otherwise delivered to the Collateral Agent and filed by the Purchaser filing as of (or promptly following) the Closing Date.

(i) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Seller.

(j) Solvency. The Seller is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Seller is a party do not and will not render the Seller not Solvent and the Seller has delivered to the Purchaser and the Administrative Agent on the Closing Date a certification in the form of Exhibit C to the Loan Agreement.

(k) Taxes. The Seller has timely filed or caused to be filed all U.S. federal, state, and other material Tax returns and reports required to be filed by it and has paid or caused to be paid all U.S. federal, state, and other material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Seller has set aside on its books adequate reserves in accordance with GAAP; no tax lien that is not a Permitted Lien has been filed against the Seller.

(l) Reports Accurate. All information, financial statements of the Seller, documents, books, records or reports furnished or to be furnished by the Seller to the Purchaser in connection with this Agreement (other than projections, forward looking information, general economic data or industry information and with respect to any information or documentation prepared by the Seller or one of its Affiliates for internal use or consideration, statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or Obligor) is true and correct in all material respects after giving effect to any updates thereto (or, with respect to information relating to Obligors or other third parties, is true and correct in all material respects to the actual knowledge of the Seller) as of the date such information is provided (or such other date as may be specified therein).

(m) Location. The Seller’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, the State of Maryland. The Seller has not changed its location within the four (4) months preceding the Closing Date, except to the extent it has satisfied the requirements of Sections 4.3 and 5.1(d).

(n) Legal Name. The Seller’s exact legal name is and at all times has been Palmer Square Capital BDC Inc. As of the Closing Date, the Seller has not had any prior legal names.

(o) Value Given. The Seller has received reasonably equivalent value from the Purchaser in consideration for the transfer to the Purchaser of the Conveyed Assets, and no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(p) Accounting. Other than for tax and consolidated accounting purposes, the Seller accounts for the sale, conveyance and transfer of each Conveyed Asset as a sale for legal and financial accounting purposes (including notations on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein).

(q) Investment Company Act. The Seller is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the 1940 Act. The Seller conducts its business and other activities in compliance in all material respects with the applicable provisions of the 1940 Act and nay applicable rules, regulations or orders issued by the SEC thereunder.

(r) ERISA. The following representations shall be repeated on each day during the term of this Agreement:

(i) Neither the Seller nor any of its ERISA Affiliates has during the past six years maintained, contributed to or had an obligation to contribute to any Employee Plan or Multiemployer Plan, does not have any present intention to do so and otherwise has no liability with respect to any such plans; and

(ii) The Seller is not and is not acting on behalf of (I) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Part 4 of Subtitle B of Title I of ERISA, (II) a “plan” within the meaning of Section 4975(e)(1) of the Code, to which Section 4975 of the Code applies, (III) an entity whose underlying assets include “plan assets” subject to Title I of ERISA or Section 4975 of the Code by reason of Section 3(42) of ERISA, U.S. Department of Labor Regulation 29 CFR Section 2510.3-101 or otherwise, or (IV) a “governmental plan” (as defined in Section 3(32) of ERISA) or another type of plan (or an entity whose assets are considered to include the assets of any such governmental or other plan) that is subject to any law, rule or restriction that is similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”).

(s) Compliance with Law. The Seller has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes any Applicable Law as of its Transfer Date (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(t) No Material Adverse Effect. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Seller since the Closing Date (except as may have been previously disclosed and waived in accordance with the Transaction Documents).

(u) Full Payment. As of the initial Transfer Date thereof, the Seller had no knowledge of any fact which should lead it to expect that any Loan which is being sold, conveyed and transferred to the Purchaser on such Transfer Date will not be repaid by the applicable Obligor in full.

(v) Accuracy of Representations and Warranties. Each representation or warranty by the Seller contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by the Seller pursuant hereto, in connection herewith or in connection with the negotiation hereof is true and correct in all material respects.

(w) Sanctions. None of the Seller, any Person directly or indirectly Controlling the Seller nor any Person directly or indirectly Controlled by the Seller and, to the Seller’s knowledge, no Related Party of the foregoing (i) is a Sanctioned Person; (ii) is controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Seller’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (iv) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement, or any Related Party, to be in breach of any Sanctions. To each such Person’s knowledge, no investor in such Person is a Sanctioned Person. The Seller will notify each Lender and Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.

Section 3.2 Representations and Warranties Regarding the Loans and Information.

By its execution of this Agreement, the Seller hereby represents to the Purchaser as of the date hereof, as of each Transfer Date and as of each Funding Date that:

(a) Eligibility of Collateral. As of the related Transfer Date, the Seller has conducted such due diligence and other review as it considered necessary with respect to each Loan set forth on Schedule 1 hereto as of the date each such Loan was sold to the Purchaser. As of each Transfer Date, (i) the Loan List and the information contained on Schedule 1 hereto is an accurate and complete listing of all Loans included in the Conveyed Assets as of the related Transfer Date and the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true, correct and complete as of the related Transfer Date, (ii)  any assignment agreement with respect to Loans is true, correct and complete as of the related Transfer Date, (iii) each such Loan is an Eligible Loan as of the related Transfer Date, (iv) as of the related Transfer Date, each such Loan is free and clear of any Lien of any Person (other than Permitted Liens and any Lien which will be released contemporaneously with the sale thereof to the Purchaser), is in compliance in all material respects with all Applicable Laws and (v) with respect to each such Loan included in the Conveyed Assets, as of the related Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Seller in connection with the granting of a security interest in such Conveyed Assets to the Purchaser have been duly obtained, effected or given and are in full force and effect.

(b) No Fraud. Each Loan originated by the Seller was originated without any fraud or material misrepresentation by the Seller, or to the best of the knowledge of a Responsible Officer of the Seller as of the related Transfer Date, by the related Obligor and each Loan originated by an unaffiliated third party which was purchased by the Seller and sold to the Purchaser hereunder was, to the best of the Seller’s knowledge as of the related Transfer Date, originated without any fraud or misrepresentation by the relevant originator or relevant Obligor.

(c) Information. All information provided by the Seller either to the Purchaser or the Administrative Agent with respect to each Loan or otherwise hereunder is true, correct and complete in all material respects; provided that, to the extent any such information was prepared by the Seller based upon information furnished to the Seller by an Obligor or any other third party, such information is true, correct and complete in all material respects as of the date furnished or, if set forth therein, an earlier applicable date.

Section 3.3 Representations and Warranties of the Purchaser.

By its execution of this Agreement, the Purchaser hereby represents to the Seller as of the date hereof and as of each Transfer Date that:

(a) Organization and Good Standing. The Purchaser has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Conveyed Assets.

(b) Due Qualification. The Purchaser is (i) duly qualified to do business and is in good standing as a limited liability company in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be qualified, licensed or approved would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Purchaser (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party and all other documents and agreements contemplated hereby and thereby, and (b) carry out the terms of the Transaction Documents to which it is a party and all other documents and agreements contemplated hereby and thereby, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party and all other documents and agreements contemplated hereby and thereby. This Agreement and each other Transaction Document to which the Purchaser is a party have been duly executed and delivered by the Purchaser.

(d) Binding Obligation. Each Transaction Document to which the Purchaser is a party constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Purchaser of each Transaction Document to which it is a party have been obtained.

(f) No Violations. The consummation of the transactions contemplated by each Transaction Document to which it is a party and any and all instruments or documents required to be executed or delivered pursuant to or in connection herewith or therewith and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Governing Documents of the Purchaser or any Contractual Obligation of the Purchaser, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any or the Purchaser’s properties pursuant to the terms of any such Contractual Obligation, other than as specifically set forth in the Loan Agreement, or (iii) violate any Applicable Law.

(g) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Purchaser is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Purchaser is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(h) Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification is true and correct in all respects.

ARTICLE IV
Perfection of Transfer
and Protection of Security Interests

Section 4.1 Custody of Loan.

With respect to each Loan transferred hereunder as part of the Conveyed Assets, within the time period required for delivery thereof under the Loan Agreement, the Seller shall deliver copies (or originals, if required by the definition of Required Loan Documents) of the Required Loan Documents to the Custodian.

Section 4.2 Filing.

Each of the Seller and the Purchaser hereby authorizes the Collateral Manager and the Collateral Agent to prepare and file such UCC financing statements (including but not limited to amendment, renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Collateral Manager, the Administrative Agent or the Collateral Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC; provided, that the foregoing shall not relieve the Seller or the Purchaser of their respective obligations to protect the securities interests granted hereunder, including to file financing and continuation statements in respect to the Collateral.

Section 4.3 Changes in Name, Corporate Structure or Location.

If any change in the Seller’s name, identity, structure, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or lien relating to any Conveyed Assets seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Seller, no later than ten (10) Business Days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Purchaser’s and the Collateral Agent’s respective interests in the Conveyed Assets.

Section 4.4 Costs and Expenses.

The Purchaser under the Loan Agreement will be obligated to pay all reasonable invoiced costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Purchaser’s right, title and interest in and to the Conveyed Assets (including, without limitation, the security interests provided for in the Loan Agreement).

Section 4.5 Sale Treatment.

The Seller and the Purchaser shall treat the transfer of Conveyed Assets made hereunder for all purposes (other than tax and consolidated accounting purposes) as a sale and purchase on all of its relevant books and records; provided, however, that as a result of the consolidation required by GAAP, the transfers of the Conveyed Asset may be reflected as a financing by the Seller in its consolidated financial statements.

ARTICLE V
Covenants

Section 5.1 Covenants of the Seller.

The Seller makes the following covenants on which the Purchaser will rely in acquiring any Loan Assets on any applicable Transfer Date, and on which, in each case, each of the parties hereto acknowledges and agrees that the Collateral Agent, for the benefit of the Secured Parties, shall be entitled to rely as an express third party beneficiary as a condition of the Purchaser entering into the Transaction Documents to which it is a party:

(a) Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(b) Security Interests. Except as otherwise permitted herein and in the Loan Agreement, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Conveyed Assets (other than any Permitted Lien). Promptly after a Responsible Officer of the Seller has knowledge thereof, the Seller will notify the Purchaser, the Administrative Agent and the Collateral Agent of the existence of any Lien on any Conveyed Assets (other than any Permitted Lien); and the Seller shall defend the respective right, title and interest of the Purchaser in, to and under the Conveyed Assets against all claims of third parties; provided that nothing in this Section 5.1(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Conveyed Assets. The Seller shall promptly take all actions required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue (subject to Permitted Liens) the first priority perfected security interest of the Purchaser granted by the Seller hereunder in all Conveyed Assets which have not been released pursuant to the Loan Agreement.

(c) Compliance with Law. The Seller hereby agrees to comply in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(d) Location. The Seller shall not move its jurisdiction of formation outside of the State of Maryland without 15 days’ prior written notice to the Purchaser (who shall forward such notice to the Administrative Agent) and the Collateral Agent.

(e) Merger or Consolidation of the Seller.

(i) Any Person into which the Seller may be merged or consolidated, or any Person resulting from such merger or consolidation to which the Seller is a party, or any Person succeeding by acquisition or transfer to substantially all of the assets and the business of the Seller shall be the successor to such Person hereunder and the other Transaction Documents to which the Seller is a party, without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary.

(ii) Upon the merger or consolidation of the Seller or transfer of substantially all of its assets and its business as described in this Section 5.1(e), the Seller shall provide the Collateral Agent and the Purchaser (who shall forward such notice to the Administrative Agent) notice of such merger, consolidation or transfer of substantially all of the assets and business within 15 days after completion of the same.

(f) Regulatory Filings. The Seller may make, or cause to be made, any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Seller as may be necessary or that the Seller deems advisable to comply with any federal or state securities or reporting requirements laws relating to the transactions contemplated by the Transaction Documents or as may be otherwise required by Applicable Law.

(g) Collections. All Collections (other than the Seller Retained Interest) received by it with respect to the Conveyed Assets transferred hereunder shall be held in trust for the benefit of the Collateral Agent for the benefit of the Secured Parties until deposited into the Collection Account within two Business Days after receipt.

(h) Notice of Default. The Seller will furnish to the Purchaser (with a copy to the Administrative Agent), promptly (and, in any event, within three (3) Business Days) upon a Responsible Officer of the Seller becoming aware thereof, notice of the occurrence of any event with respect to the Seller which constitutes a Default or an Event of Default.

ARTICLE VI
Indemnification by THE SELLER; Limits on sales to the seller

Section 6.1 Indemnification.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify the Purchaser, the Administrative Agent, the Collateral Agent, the other Secured Parties, the Lenders and each of their respective assigns and officers, directors, members, managers, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims (whether brought by or involving the Seller or any third party), liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against, incurred by or asserted against such Indemnified Party arising out of or as a result of the following, excluding, however, any Indemnified Amounts (1) that have the effect of recourse for non-payment of the Loans due to any Obligor’s bankruptcy, insolvency, lack of creditworthiness or financial inability to pay or (2) to the extent resulting from fraud, gross negligence or willful misconduct on the part of any Indemnified Party; provided, that, for the avoidance of doubt, the obligations of the Seller set forth in Section 7.1 shall constitute the sole recourse to the Seller for any breach of the representations or warranties set forth in Section 3.2 with respect to any Loan. Without limiting the foregoing, the Seller shall indemnify each Indemnified Party for Indemnified Amounts relating or resulting from:

(i) any representation or warranty made or deemed made by the Seller or any of its officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii) the failure of any Loan acquired hereunder to be an Eligible Loan as of the related Transfer Date;

(iii) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement or any other agreement executed by the Seller in connection with this Agreement, or with any Applicable Law, with respect to any Conveyed Assets or the nonconformity of any Conveyed Assets with any such Applicable Law;

(iv) the failure to vest and maintain vested in the Purchaser an undivided ownership interest in the Conveyed Assets, together with all Collections (other than the Seller Retained Interest), free and clear of any Lien (other than Permitted Liens) whether existing at the time of sale hereunder or at any time thereafter;

(v) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to the security interest granted by the Seller in any Conveyed Assets, whether at the time of sale hereunder or at any subsequent time;

(vi) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Conveyed Assets (including, without limitation, a defense based on the Conveyed Assets not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vii) any failure of the Seller (for the avoidance of doubt, in its capacity as Seller) to perform its duties or obligations in accordance with the provisions of this Agreement, or any of the other Transaction Documents to which it is a party or any failure by the Seller to perform its duties under any Conveyed Assets during the time when the Seller was the owner of the Conveyed Asset;

(viii) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Seller to qualify to do business or file any notice or business activity report or any similar report;

(ix) any action taken by the Seller prior to the related Transfer Date in the enforcement or collection of any Conveyed Assets;

(x) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Underlying Assets or services that are the subject of any Conveyed Asset arising or as a result of any action or omission taken by the Seller with respect to the related Loan prior to the Transfer Date;

(xi) the failure by the Seller to pay when due any Taxes for which the Seller is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Conveyed Assets;

(xii) the commingling by the Seller of Collections on the Conveyed Assets at any time with other funds of the Seller;

(xiii) any investigation, litigation or proceeding related to this Agreement (including the enforcement of any provision herein) or the use of proceeds by the Seller from sales of Conveyed Assets executed hereunder or the security interest in the Conveyed Assets;

(xiv) any failure by the Purchaser to give reasonably equivalent value to the Seller or to the applicable third party transferor, in consideration for the transfer by the Seller or such third party to the Purchaser of any item of Conveyed Assets or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

(xv) the failure of the Seller or any of its agents or representatives to remit to the Purchaser or the Collateral Agent, as applicable, Collections (other than the Seller Retained Interest) on the Conveyed Assets remitted to the Seller or any such agent or representative as provided in this Agreement.

(b) If the Seller has made any indemnity payment pursuant to this Section 6.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Seller an amount equal to the amount it has collected from others in respect of such Indemnified Amounts.

(c) Any amounts subject to the indemnification provisions of this Section 6.1 shall be paid by the Seller to the Indemnified Party on the Payment Date following such Person’s demand therefor (if given at least five (5) Business Days prior to such Payment Date, and, if not, on the next subsequent Payment Date), accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses.

(d) If for any reason the indemnification provided above in this Section 6.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that the Seller shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 6.1(a).

(e) The obligations of the Seller under this Section 6.1 shall survive the resignation or removal of the Administrative Agent, the Collateral Agent, the Custodian or any Lender and the termination of this Agreement and the Loan Agreement.

(f) Notwithstanding anything contained in this Section 6.1 or otherwise in this Agreement or in any other Transaction Document, the Seller shall not be liable to any Indemnified Party or any other Person for any consequential (including loss of profit), indirect, special or punitive damages under this Agreement or any other Transaction Document entered into by the Seller.

(g) An Indemnified Party shall promptly notify the Seller if a claim is made by a third party with respect to this Agreement, and the Seller may assume (with the consent of the Indemnified Party) the defense and any settlement of any such claim and pay all reasonable invoiced out-of-pocket expenses in connection therewith, including reasonable invoiced counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Party in respect of such claim. If the consent of the Indemnified Party required in the immediately preceding sentence is unreasonably withheld with respect to any claim, the Seller shall be relieved of its indemnification obligations hereunder with respect to such claim. The parties agree that the provisions of this Section 6.1 shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Loan. The Seller shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected amounts payable under any Loan.

Section 6.2 Liabilities to Obligors.

The Seller hereby acknowledges and agrees that no obligation or liability of the Seller to any Obligor under any of the Loans is intended to be assumed by the Purchaser, the Collateral Manager, the Administrative Agent, the Collateral Agent, the Custodian or the Lenders under or as a result of this Agreement and the transactions contemplated hereby and under the other Transaction Documents, and the Collateral Agent for the benefit of the Secured Parties is expressly named as a third party beneficiary of this Agreement for purposes of this Section 6.2.

Section 6.3 Limitation on Liability.

The Seller shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Seller under this Agreement. The Seller and any shareholder, partner, member, manager, director, officer, employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller and any shareholder, partner, member, manager, director, officer, employee or agent of the Seller shall be reimbursed by the Purchaser (subject to the availability of funds in accordance with Section 2.7 or Section 2.8 of the Loan Agreement, as applicable) for any liability or expense incurred by reason of the Purchaser’s willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement or the other Transaction Documents and that in its opinion may involve it in any expense or liability.

Section 6.4 Limits on Sales and Substitutions.

Sales and transfers of Conveyed Assets from the Seller to the Purchaser shall be subject to the following limitations: (a) in no event shall the aggregate outstanding balance of Conveyed Assets sold to the Seller by the Purchaser exceed 20% of the Net Purchased Loan Balance and (b) in no event shall the outstanding balance of Conveyed Assets which are Defaulted Loans sold to the Seller by the Purchaser exceeds 10% of the Net Purchased Loan Balance, it being understood that the limit set forth in this clause (b) shall be a sub-limit of the limitation set forth in clause (a).

ARTICLE VII
mandatory repurchases

Section 7.1 Mandatory Repurchases.

(a) Upon discovery by a Responsible Officer of the Seller or the Purchaser (or the Collateral Manager on its behalf) that a Loan was not an Eligible Loan on its Transfer Date (each such Loan, an “Ineligible Loan”), the party discovering the same shall give prompt written notice to the other party hereto, the Administrative Agent, the Collateral Agent and the Collateral Manager. Within ten (10) Business Days of the earlier of its discovery or its receipt of notice of any such Ineligible Loan, the Seller shall (i) promptly cure such breach to the satisfaction of the Administrative Agent, (ii) repurchase the Loan by depositing in the Collection Account an amount equal to the Transfer Deposit Amount of such Loan or (iii) replace such Loan and substitute therefor one or more Loans in a Substitution satisfying the applicable provisions of Section 2.14 of the Loan Agreement.

(b) Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no consents (other than the consent of the Collateral Manager on behalf of the Purchaser) shall be required in connection with a mandatory repurchase or Substitution pursuant to this Section 7.1. Such repurchase and substitution obligations constitute the sole remedy available for a breach of Section 3.2(a)(iii).

(c) The Seller shall bear all transaction costs incurred in connection with a Substitution of Loans effected pursuant to this Agreement (including costs under the Loan Agreement).

Section 7.2 Reassignment of Substituted or Repurchased Loans.

Upon receipt by the Collateral Agent for deposit in the Collection Account of the Repurchase Price in the case of any repurchased Loan, the Purchaser hereby assigns to the Seller, unless the Administrative Agent is otherwise notified at the time of the sale, all of the Purchaser’s right, title and interest in the Conveyed Assets being repurchased or substituted without recourse, representation or warranty. Such reassigned Loan (together with the other Conveyed Assets related thereto) shall no longer thereafter be deemed a part of the Conveyed Assets.

ARTICLE VIII
Miscellaneous

Section 8.1 Amendment.

No amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent.

Section 8.2 Governing Law.

(a) This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Agreement shall be governed by, the law of the State of New York.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.2(b).

Section 8.3 Notices.

All notices, demands, certificates, requests, directions and communications hereunder (notices) shall be in writing (including communication by facsimile copy) and shall be effective (a) upon receipt when sent through the U.S. mail, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient at such recipient’s address for notices set forth in Schedule 2.

Section 8.4 Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever prohibited or held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant, agreement, provision or term in any other jurisdiction.

Section 8.5 Third Party Beneficiaries.

The parties hereto hereby manifest their intent that the Collateral Agent, on behalf of the Secured Parties, the Administrative Agent and the Lenders (and any other Indemnified Parties) are express third party beneficiaries of this Agreement and that no other third party shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement. By execution of this Agreement, the parties hereto acknowledge that the Collateral Manager will be exercising the rights and performing the duties of the Purchaser hereunder pursuant to Section 6.2 of the Loan Agreement. For the avoidance of doubt, the parties acknowledge that the Collateral Agent is entering into this Agreement as directed in and solely in its capacity as Collateral Agent under the Loan Agreement, and the Collateral Agent shall be entitled to each of the benefits, rights, protections, immunities and indemnities set forth in the Loan Agreement when acting under this Agreement.

Section 8.6 Counterparts.

This Agreement (and each amendment, modification, and waiver in respect thereof) may be executed by facsimile signature and in several counterparts (including by e-mail (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the Federal Electronic Signatures in Global and National Commerce Act or the New York State Electronic Signatures and Records Act) or facsimile transmission), each of which shall be an original and all of which shall together constitute but one and the same instrument.

Section 8.7 Headings.

The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.8 No Bankruptcy Petition; Disclaimer.

(a) The Seller covenants and agrees that, prior to the date that is one year and one day after the satisfaction and discharge of the Loan Agreement or, if longer, the applicable preference period then in effect, it will not institute against the Purchaser (in the case of the Seller), or join any other Person in instituting against the Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 8.8 will survive the termination of this Agreement.

(b) The provisions of this Section 8.8 shall be for the third party benefit of those entitled to rely thereon, including the Collateral Agent for the benefit of the Secured Parties, and shall survive the termination of this Agreement.

Section 8.9 Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.10 Consent to Jurisdiction; Waiver of Objection to Venue.

Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or the Collateral Manager, as applicable;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, indirect, exemplary, punitive or consequential (including loss of profit) damages; and

(f) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.11 No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

Section 8.12 Successors and Assigns; Assignment to Collateral Agent.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Each of the parties hereto acknowledges that the rights of the Purchaser under this Agreement are hereby collaterally assigned to the Collateral Agent; provided, however, that pursuant to the Loan Agreement, the Collateral Agent has agreed in the Loan Agreement that unless and until an Event of Default shall have occurred and be continuing and the Termination Date has been declared, the Obligations under the Loan Agreement accelerated and the Collateral Agent has delivered a Notice of Exclusive Control, the Purchaser may continue to exercise its rights hereunder.

Section 8.13 Duration of Agreement.

This Agreement shall continue in existence and effect until the satisfaction and discharge of the Loan Agreement.

Section 8.14 Limited Recourse.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Seller, the Purchaser or the Collateral Manager as contained in this Agreement, the Loan Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, member, manager, employee or director of Seller, the Purchaser or the Collateral Manager by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Seller, the Purchaser and the Collateral Manager contained in this Agreement, the Loan Agreement and all of the other agreements, instruments and documents entered into by any such Person pursuant hereto or in connection herewith are, in each case, solely the corporate or limited liability company obligations of such Person, and that no personal liability whatsoever shall attach to or be incurred by such Person or any incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of such Person under or by reason of any of the obligations, covenants or agreements of the Seller, the Purchaser or the Collateral Manager contained in this Agreement, the Loan Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Seller, the Purchaser and the Collateral Manager and each incorporator, stockholder, affiliate, officer, partner, member, manager, employee or director of the Seller, the Purchaser and the Collateral Manager, or any of them, for breaches by the Seller, the Purchaser or the Collateral Manager of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement and each other Transaction Document; provided that the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee, partner, member, manager or director of the Seller, the Purchaser or the Collateral Manager to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(b) Notwithstanding any contrary provision set forth herein, no claim may be made by any party hereto or assignee thereof any other Person against any party hereto, the Administrative Agent, the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each party hereto and its assignees (including the Collateral Agent as collateral assignee of the rights of the Purchaser hereunder) hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c) No recourse shall be had for the payment of any amount owing by the Purchaser, the Seller or the Collateral Manager under this Agreement, any Transaction Document or for the payment by the Purchaser, the Seller or the Collateral Manager of any fee in respect hereof or any other obligation or claim of or against the Purchaser, the Seller or the Collateral Manager arising out of or based upon this Agreement or any Transaction Document, against any employee, officer, director, shareholder, partner, member or manager of the Purchaser, the Seller or the Collateral Manager or of any Affiliate of such Person (other than the Purchaser, the Seller or the Collateral Manager, as applicable). Recourse in respect of any obligations of the Purchaser under this Agreement shall be limited to the Collateral (the proceeds of which are to be applied in accordance with Section 2.7 and Section 2.8 of the Loan Agreement) and on the exhaustion thereof all claims against the Purchaser hereunder shall be extinguished. The provisions of this Section 8.14 shall survive the termination of this Agreement.

(d) The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

PALMER SQUARE CAPITAL BDC INC.

By:	/s/ Scott A. Betz
	Name:	Scott A. Betz
	Title:	CCO

PALMER SQUARE BDC FUNDING II LLC

By:	/s/ Scott A. Betz
	Name:	Scott A. Betz
	Title:	CCO

Loan Sale Agreement Signature Page

Acknowledged and Agreed:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, except as herein expressly provided, but solely as the Collateral Agent

By:	/s/ Jon C. Warn
Name:	Jon C. Warn
Title:	Vice President

Loan Sale Agreement Signature Page

Acknowledged and Agreed:

PALMER SQUARE CAPITAL BDC INC. , not in its individual capacity, except as herein expressly provided, but solely as the Collateral Manager

By:	/s/ Scott A. Betz
Name:	Scott A. Betz
Title:	CCO

SCHEDULE 1

LOANS

[To be attached]

Schedule 1

SCHEDULE 2

NOTICE INFORMATION

Seller:

Palmer Square Capital BDC Inc.

1900 Shawnee Mission Parkway

Suite 315

Mission Woods, KS 66205

Attention: Operations

Phone: 816-994-3200

Fax:    913-647-9733

Email:   operations@palmersquarecap.com

with a copy to:

Dechert LLP

300 S Tryon St

Suite 800

Charlotte NC 28202

Attention: John  Timperio

Phone:  704 339 3180

Fax:     704 339 3179

Email: john.timperio@dechert.com

Purchaser:

c/o Palmer Square Capital BDC Inc.

1900 Shawnee Mission Parkway

Suite 315

Mission Woods, KS 66205

Attention: Operations

Phone: 816-994-3200

Fax:    913-647-9733

Email:   operations@palmersquarecap.com

with a copy to:

Dechert LLP

300 S Tryon St

Suite 800

Charlotte NC 28202

Attention: John  Timperio

Phone:  704 339 3180

Fax:     704 339 3179

Email: john.timperio@dechert.com

Schedule 2

Collateral Manager:

Palmer Square Capital BDC Inc.

1900 Shawnee Mission Parkway

Suite 315

Mission Woods, KS 66205

Attention: Operations

Phone: 816-994-3200

Fax:    913-647-9733

Email:   operations@palmersquarecap.com

with a copy to:

Dechert LLP

300 S Tryon St

Suite 800

Charlotte NC 28202

Attention: John  Timperio

Phone:  704 339 3180

Fax:     704 339 3179

Email: john.timperio@dechert.com

Collateral Agent:

U.S. Bank National Association
190 S. LaSalle Street

Chicago, Illinois 60603

Attn: Global Corporate Trust/Emily Schock

Phone: (312) 332-7097

Email: emily.schock@usbank.com, PalmerSquareCapitalBDCInc@usbank.com

Administrative Agent

Wells Fargo Bank, National Association
Duke Energy Center

550 S. Tryon Street

Charlotte, NC 28202

Facsimile:  (704) 410-0223

S-2-1

EXHIBIT A

FORM OF LOAN ASSIGNMENT

LOAN ASSIGNMENT NO. ___, dated as of ______________, from PALMER SQUARE CAPITAL BDC INC. (the “Seller”) to PALMER SQUARE BDC FUNDING II LLC (the “Purchaser”).

(A) We refer to the Loan Sale Agreement, dated as of December 18, 2020 (such agreement as amended, modified, supplemented or restated from time to time, the “Agreement”), by and between the Seller and the Purchaser.

(B) Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

“Funding Date” shall mean, with respect to the Loans designated hereby, _____________, _____.

(C) Designation of Loan Assets. Seller delivers herewith a Loan Checklist and, within the time period specified in the Loan Agreement, the Loan File with respect to such Loans transferred and assigned hereunder, and shall be as of the date of this Loan Assignment incorporated into and made part of this Loan Assignment and is marked as Schedule I hereto.

(D) The Seller does hereby sell to the Purchaser, and the Purchaser hereby acquires from the Seller, all right, title and interest of the Seller (whether now owned or hereafter acquired) in the Loan Assets that are identified by the Seller as of the Funding Date, which are listed on Schedule I.

(E) This Loan Assignment is made without recourse but on the terms and subject to the conditions set forth in the Transaction Documents to which the Seller is a party. The Seller acknowledges and agrees that the Purchaser is accepting this Loan Assignment in reliance on the representations, warranties and covenants of the Seller contained in the Transaction Documents to which the Seller is a party. The Seller hereby certifies to the Purchaser that all of the representations and warranties in Section 3.2 of the Agreement are true, accurate and complete as of the Funding Date referenced above.

(F) Ratification of the Agreement. The Agreement is hereby ratified, and all references to the “Loan Sale Agreement,” to “this Agreement” and “herein” shall be deemed to be a reference to the Agreement as supplemented by this Loan Assignment. Except as expressly amended hereby, all the representations, warranties, terms covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non–compliance with any term or provision of the Agreement.

(G) Each of the Seller and the Purchaser intends and agrees that (i) the sale, conveyance and transfer of the Loan Assets by the Seller to the Purchaser pursuant to this Loan Assignment in each and every case is intended to be, is and shall be treated for all purposes (other than tax purposes) as, an absolute sale, conveyance and transfer of ownership of the applicable Loans Assets (free and clear of any Lien other than Permitted Liens) rather than the mere granting of a security interest to secure a financing, a debt or any other obligation and (ii) such Loan Assets shall not be part of the Seller’s estate in the event of a filing of a bankruptcy petition or other action by or against the Seller under any Insolvency Law; provided, however, that as a result of the consolidation required by GAAP, the transfers of the Loan Asset may be reflected as a financing by the Seller in its consolidated financial statements. It is, further, not the intention of the parties that any such sale, conveyance or transfer be deemed a pledge of any Loan Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that notwithstanding such intent and agreement, any such Loan Assets are held to continue to be the property of the Seller, then the parties hereto agree that the Seller hereby grants to the Purchaser a security interest in all of its right, title and interest in, to and under such Loan Assets (whether now existing or hereafter created). For such purposes, this Agreement shall constitute a security agreement under the UCC, to secure the prompt and complete payment of a loan deemed to have been made by the Purchaser to the Seller in an amount equal to the aggregate purchase price paid to the Seller together with such other obligations of the Seller as may arise hereunder in favor of the Purchaser.

(H) THIS LOAN ASSIGNMENT NO. [____] SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS.

[Remainder of Page Intentionally Left Blank]

A-1

IN WITNESS WHEREOF, the Seller has caused this Loan Assignment to be executed by its duly authorized officer as of the date first above written.

PALMER SQUARE CAPITAL BDC INC.,
as the Seller

By:
Name:
Title:

Loan Assignment Signature Page

SCHEDULE I TO EXHIBIT A

SEE ATTACHED

Sch. I to Exhibit A